Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of John Hancock Funds III of our reports dated April 30, 2018, relating to the financial statements and financial highlights, which appear in the John Hancock International Growth Fund and John Hancock Global Shareholder Yield Fund Annual Reports on Form N-CSR for the period from March 1, 2018 to March 31, 2018 and the year ended February 28, 2018. We also consent to the references to us under the headings “Financial Highlights”, “Policy Regarding Disclosure of Portfolio Holdings” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

June 26, 2018

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of John Hancock Funds III of our reports dated May 10, 2018, relating to the financial statements and financial highlights, which appear in the John Hancock Disciplined Value Fund, John Hancock Strategic Growth Fund, John Hancock Disciplined Value Mid Cap Fund, and John Hancock International Value Equity Fund Annual Reports on Form N-CSR for the year ended March 31, 2018. We also consent to the references to us under the headings “Financial Highlights”, “Policy Regarding Disclosure of Portfolio Holdings” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

June 26, 2018